UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 3, 2016

OMNITEK ENGINEERING CORP.
 (Exact name of Registrant as specified in its charter)

California
(State or Other Jurisdiction of Incorporation)

000-53955                           33-0984450
      (Commission File Number)                          (IRS Employer Identification No.)

1333 Keystone Way, Suite 101, Vista, California 92081
 (Address of principal executive offices, Zip Code)

(760) 591-0089
 (Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders (the "Annual Meeting") of the Company was held on June 3, 2016.  At the Annual Meeting, the shareholders voted on the following proposals and cast their votes as described below.
Proposal 1
The individuals listed below were elected at the Annual Meeting to serve a one-year term on the Company's Board of Directors (the "Board").

	For	Authority Withheld	Broker Non-Vote
Werner Funk	11,467,940	90,900	0
Janice M. Quigley	11,407,890	150,950	0
George G. Chachas	11,398,000	160,840	0
Gary S. Maier	11,298,050	260,790	0
John M. Palumbo	11,401,000	157,840	0
Proposal 2
Proposal 2 was a management proposal to ratify the appointment of Sadler, Gibb & Associates, LLC as the Company's independent registered public accounting firm for 2016, as described in the proxy materials. This proposal was approved.

For	Against	Abstained
16,500,772	127,502	36,664
Proposal 3
Proposal 3 was a vote on an advisory resolution regarding the compensation of certain of the Corporation's Executive Officers ("Say-on-Pay" Vote"). This proposal was approved.

For	Against	Abstained
11,421,451	74,035	63,356
Proposal 4
Proposal 4 was a vote on an advisory resolution regarding frequency, in years (i.e. one, two or three years), with which the stockholder advisory votes to approve the compensation of our named Executive Officers will be taken (A "Say-on-Pay" Frequency Vote"). The proposal for a Say-on-Pay Vote every three years was approved with the following vote.

One Year	680,473
Two Years	87,960
Three Years	10,766,507

  Proposal 5
Proposal 5 was a management proposal to ratify the approval of the Omnitek 2015 Long-Term Incentive Plan, as described in the proxy materials. This proposal was approved.

For	Against	Abstained
11,338,066	184,724	36,6050

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNITEK ENGINEERING CORP.

Date: June 14, 2016	____________________________________
By: Werner Funk
Its: President